UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

Commission File Number: 000-20333

NOCOPI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

maryland	87-0406496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Shoemaker Road, Suite 104, King of Prussia, PA 19406

(Address of principal executive offices)(Zip Code)

(610) 834-9600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2025, Nocopi Technologies, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 24, 2025, the Company had outstanding 10,792,913 shares of common stock, of which 7,418,078 shares were represented at the meeting by proxy and in person; accordingly, a quorum was constituted.

As previously disclosed, prior to the Annual Meeting, Ms. Jacqueline Goldman resigned as a Class I director of the Company due to personal reasons and, as a result, Proposal 1 was not presented to the shareholders for a vote at the Annual Meeting. The matters voted upon at the Annual Meeting and the final results of the voting were as follows:

Proposal 2:  Ratify Stephano Slack LLC as the Company’s Independent Registered Public Accounting Firm

The following votes were cast with respect to Proposal 2.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
7,416,882	1,196	0	—

Proposal 3:  Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The following votes were cast with respect to Proposal 3.  While not binding, the proposal was not approved. The Board of Directors (the “Board”) of the Company appreciates the Company’s shareholders feedback and will take into consideration. It is important to note that the Company’s Named Executive Officers that still remain at the Company made an average of approximately $100,000 in cash compensation and $50,000 in stock awards in 2024, which the Board believes to be modest. In addition, the compensation received by the Company’s Named Executive Officers as disclosed in the proxy statement in connection with the Annual Meeting was skewed by a large equity award received by a former officer which was later forfeited prior to materially vesting.

For	Against	Abstain	Broker Non-votes
1,544,162	5,202,215	1,106	670,595

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCOPI TECHNOLOGIES, INC.

Dated: June 20, 2025	By:	/s/ Matthew C. Winger
Matthew C. Winger
Chief Executive Officer